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                                                                   Exhibit 10.46


                          Streamline Facility Agreement

                               September 26, 2001

Identix Incorporated
100 Cooper Court
Los Gatos, CA  95032

Gentlemen:


         Reference is made to the Loan and Security Agreement between you ("Borrower") and us ("Silicon") dated September 26, 2001 (as amended, the "Loan Agreement"). (This letter agreement, the Loan Agreement, and all other written documents and agreements between us are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this agreement shall have the meanings set forth in the Loan Agreement.)

         This will confirm our agreement that the following provisions shall apply, effective on the date hereof:

         1. Monthly Borrowing Base. Within 20 days after the end of each month, Borrower shall deliver to Silicon a Borrowing Base Certificate signed by the Chief Executive Officer, President, Chief Financial Officer or Controller of Borrower in substantially the form of Exhibit A hereto, together with aged listings of accounts receivable and accounts payable, and transaction reports including sales, credit memoranda and collection journals and all other monthly reporting requirements set forth in the Loan Agreement.

         2. Daily Delivery of Proceeds of Receivables and Other Collateral Not Required. Borrower shall not be required to deliver (i) the proceeds of Receivables to Silicon upon receipt as provided in Section 4.4 of the Loan Agreement, or (ii) the proceeds from the disposition of other Collateral as provided in Section 4.5 of the Loan Agreement or (iii) the proceeds of any insurance policies as provided in Section 5.2 of the Loan Agreement; provided that if any Event of Default has occurred and is continuing, without limiting its other rights and remedies, Silicon shall have the right to require that all proceeds of all Receivables and all other Collateral (including insurance proceeds) be delivered to Silicon upon receipt and in the form received all as provided for in the Loan Agreement.

         3. Changes to Reporting Requirements.

            (a) Daily delivery to Silicon of transaction reports, schedules and assignments of Receivables, and schedules of collections, and delivery to Silicon of copies of credit memos in excess of $100,000 within five days after the date issued, as called for by Section 4.3 of the Loan Agreement, will not be required.


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            (b) The first sentence of Section 4.6, which requires that Borrower promptly notify Silicon of all disputes or claims relating to Receivables in excess of $100,000, is replaced by the following: "Borrower shall promptly notify Silicon of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than $200,000".

         4. Additional Modified Provisions. The following provisions of the Loan Agreement are hereby modified as follows:

            (a) While this letter agreement is in effect, Section 4.8, pertaining to Silicon's right to verify Receivables directly with the respective Account Debtors, will not be applicable.

            (b) While this letter agreement is in effect, Section 5.5(i), pertaining to the Borrower's negative covenant not to merge or consolidate with another corporation or entity without Silicon's prior written consent, will not require such consent from Silicon so long as the Borrower is a surviving corporation of such transaction and the Borrower provides Silicon with prior written notice of such transaction.

            (c) While this letter agreement is in effect, Section 5.5(ii), pertaining to the Borrower's negative covenant not to acquire any assets except in the ordinary course of business without Silicon's prior written consent, will not require such consent from Silicon so long as the acquired assets are free and clear of all liens and encumbrances (other than Permitted Liens as defined in the Loan Agreement) and the Borrower provides Silicon with prior written notice of such transaction(s).

            (d) While this letter agreement is in effect, Section 5.5(iv), pertaining to the Borrower's negative covenant not to sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis without Silicon's prior written consent, will not require such consent from Silicon.

         5. Notice Prior to Future Revolving Loans. Borrower shall provide Silicon with at least 30 days' prior written notice of Borrower's desire to have Silicon make any future Loans to Borrower. Such Loans, if any, shall be made in accordance with the terms and conditions of the Loan Agreement, and Borrower shall be required to deliver all transaction reports, schedules and assignments of Receivables, and schedules of collections to Silicon on a weekly basis, at a minimum, and more frequently at Silicon's discretion. Prior to Silicon making such Loans, if any, Silicon shall have received the results, satisfactory to Silicon in its sole discretion, of an audit as provided for in Section 5.4 of the Loan Agreement.

         6. Standard Terms and Conditions to Apply. Upon the request by Borrower for a Loan after the date hereof, the occurrence of a Default or Event of Default under the Loan Documents, or a breach of Borrower's obligations under this Agreement, all of the terms and conditions of the Loan Agreement that have been modified by this


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Agreement will immediately revert to the standard terms and conditions as provided for in the Loan Agreement and will immediately go back into effect without any further action on the part of Silicon or Borrower.

          This letter agreement, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

         If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement and return it to us.

                                  Sincerely yours,

                                  Silicon Valley Bank

                                  By_____________________________
                                     Title_______________________


Accepted and agreed:

Borrower:

   Identix Incorporated


   By_______________________________
       President or Vice President


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